Exhibit 10.14

June 3, 2024

Lendbuzz, Inc. Lendbuzz Funding LLC

100 Summer Street, Suite 3150

Boston, MA 02110

Attention: Mr. George Sclavos, CFO

Re:	Committed Line of Credit

Ladies and Gentlemen:

We refer to that certain letter agreement governing the captioned Line of Credit among Lendbuzz, Inc., a corporation organized under the laws of Delaware (“Lendbuzz”), and Lendbuzz Funding LLC, a limited liability company organized under the laws of Delaware (“Lendbuzz Funding”), (Lendbuzz and Lendbuzz Funding, each a “Borrower” and, collectively, the “Borrowers”), and Bank Hapoalim B.M. (“Bank,” “we,” or “us”) dated March 31, 2023 (as amended by that certain First Amendment dated as of April 3, 2024, and as further amended, restated, supplemented or otherwise modified, the “Existing Letter Agreement”; unless otherwise defined herein, capitalized terms are used as defined in the Existing Letter Agreement) and that certain Line of Credit Note (Committed) dated as of March 31, 2023 (as amended, restated, supplemented or otherwise modified, the “Existing Note”) made by Borrowers in favor of Bank.

Borrowers have requested, and the Bank has agreed, to amend the Existing Letter Agreement to (i) increase the maximum amount available under the Line of Credit and (ii) extend the Maturity Date of the Line of Credit, all on the terms and conditions set forth in this agreement (this “Amendment”).

NOW, THEREFORE, the parties hereto agree as follows:

1.	Amendment of Loan Documents.

(a) Amendment of Section A.1.1 of the Existing Letter Agreement. Section A.1.1 of the Existing Letter Agreement is hereby amended and restated to read as follows:

“Bank hereby agrees to make available to Borrowers a committed line of credit (“Line of Credit”) under which Borrowers may request and Bank, subject to the terms and conditions contained herein, will make advances (“Advances”) to Borrowers from time to time up to the earlier to occur of (i) May 29, 2026, (ii) the acceleration of the maturity of the amounts due hereunder upon an Event of Default (as defined in Section B. below) (including the expiration of any applicable cure period) and (iii) the date the Borrowers elects in writing to terminate the Line of Credit; provided that on such date there are no Obligations outstanding and Borrowers have provided at least three (3) Business Days’ prior written notice to Bank (which notice may be conditioned on the occurrence of a specified transaction and revoked or delayed if such transaction does not occur or is delayed)(“Maturity Date”), in an aggregate amount not to exceed at any time the Maximum Line of Credit Amount, the proceeds of which shall be used for the purposes set forth in Section A.5.13 below. The “Maximum Line of Credit Amount” shall mean $50,000,000. The Maturity Date may be extended by the mutual agreement of Borrowers and Bank. Borrowers’ obligation to repay Advances under the Line of Credit shall be evidenced by a promissory note in form and content attached hereto as Exhibit A (“Note”), the terms of which are incorporated herein by this reference.”

(b) Amendment of Section A.6.3(a)(ii) of the Existing Letter Agreement. Section A.6.3(a)(ii) of the Existing Letter Agreement is hereby amended and restated to read as follows:

“ (ii) At all times, Borrowers shall maintain a cash balance in depository accounts with Bank an aggregate amount equal to or greater than $7,500,000. In addition, at all times, cash balance in depository accounts with Bank, combined with the unused availability under the Line of Credit will not be less than $12,500,000. With respect to this Section A.6.3(a)(ii) only, Borrowers shall have a period of five (5) Business Days to cure any breach thereof.”

(c) Amendment of the Existing Note. Each reference in the Existing Note to the amount of “$20,000,000” shall be replaced with a reference to the amount of “$50,000,000”.

2.	Acknowledgements.

(a) Except as specifically amended herein, the Existing Letter Agreement and the Existing Note shall remain in full force and effect in accordance with their respective terms. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Existing Letter Agreement, the Existing Note or the other Loan Documents.

(b) Except as specifically set forth in the Release and Consent Letter, all Collateral as set forth in the Existing Letter Agreement and any and all security and pledge agreements delivered in connection therewith, is and shall continue to be collateral security for the obligations under the Existing Letter Agreement and the Existing Note (each as amended hereby).

3. Representations. In order to induce Bank to enter into this Amendment, each Borrower hereby represents, warrants and agrees that: (i) the representations and warranties contained in the Loan Documents are true and correct in all material respects on and as of the date hereof as though made on and as of such date, except for those representations and warranties given as of a specific date, (ii) no default or Event of Default, as defined in any Loan Document, has occurred and is continuing; (iii) it has full power, right and legal authority to execute, deliver and perform its obligations under this Amendment; and (iv) it has taken all action necessary to authorize the execution and delivery of, and the performance of its obligations under this Amendment.

5. Effectiveness. This Amendment shall become effective upon (i) the execution of this Amendment by the Borrowers and Bank and (ii) payment by the Borrowers to Bank of an amendment fee equal to 0.35% of the Maximum Line of Credit Amount, as amended by this Amendment (i.e., $175,000), which Borrowers hereby authorize Bank to deduct from any account maintained by Borrowers with Bank.

6.	Miscellaneous.

(a)	This Amendment shall be governed and construed in accordance with the internal laws of the State of New York.

(b)	This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

(c)

The Loan Documents and all agreements, instruments and documents executed and delivered in connection therewith, shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Amendment.

[No further text on this page; signatures follow]

.

Please indicate your agreement and acceptance to the terms set forth above by signing and returning a copy of this Amendment to the undersigned.

Very truly yours,

BANK HAPOALIM B.M.

By:	/s/ Gal Defes
Name:	Gal Defes
Title:	FSVP

By:	/s/ Yael Levin
Name:	Yael Levin
Title:	FVP

AGREED TO as of the date first written above:

LENDBUZZ INC.

By:	/s/ George Sclavos
Name:	George Sclavos
Title:	CFO

LENDBUZZ FUNDING LLC

By:	/s/ George Sclavos
Name:	George Sclavos
Title:	CFO

4